SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                         Date of Report - July 24, 1997
                        (Date of earliest event reported)

                               MEDIQ INCORPORATED
             (Exact name of registrant as specified in its charter)



         Delaware                         1-8147                  51-0219413
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)



                 One MEDIQ Plaza, Pennsauken, New Jersey 08110
               (Address of principal executive offices, zip code)



                            Area Code (609) 662-3200
                               (Telephone number)

Item 5. Other Events.

On July 24, 1997, MEDIQ Incorporated ("MEDIQ"), PRN MERGER CORPORATION
("PRN"), a wholly-owned subsidiary of MEDIQ ("Sub"), and UNIVERSAL HOSPITAL SERVICES, INC. ("UHS") executed Amendment No. 1 (the "Amendment") to the Agreement and Plan of Merger by and among MEDIQ, PRN and UHS, dated February 10, 1997 (the "Merger Agreement"), which modified the Merger Agreement in two respects. First, Section 8.1(c) of the Merger Agreement was amended to provide that either MEDIQ or UHS may terminate the Merger Agreement if the Merger of UHS with and into Sub (the "Merger") has not been consummated by October 31, 1997 (unless the failure to consummate the Merger by such date is due to the action or failure to act of the party seeking to terminate the Agreement in breach of such party's obligation); prior to such Amendment, such termination right would have arisen if the Merger had not been consummated by August 30, 1997. Second, the Amendment established an additional termination right, which provides that if the Federal Trade Commission ("FTC") files with any United States District Court ("District Court") a motion for a preliminary injunction with respect to the Merger, (i) MEDIQ and UHS will each have the right to terminate the Agreement by written notice to the other, at any time during the period commencing upon the issuance by the District Court of a preliminary injunction pursuant to such motion and ending at 11:59 p.m. (Eastern time) on the fifth business day following the day on which a written ruling on the motion is filed with the Clerk of Court, and (ii) neither MEDIQ nor UHS will be obligated to consummate the Merger before the expiration of the termination right set forth in the preceding clause (i). This five-business-day period will provide each of MEDIQ and UHS with the opportunity to review the basis for such action by the District Court and to determine whether it would be in the best interests of their respective stockholders to appeal any such decision. A copy of the Amendment is attached to this Current Report on Form 8-K and the foregoing summary is qualified in its entirety by reference to such copy of the Amendment.

On July 29, 1997, MEDIQ and UHS announced that they had been informed by the FTC that the FTC had authorized its staff to seek a preliminary injunction against the consummation of the proposed acquisition.

Item 7. Financial Statements and Exhibits.

 (c) Exhibits.

      Exhibit 99.1 - Amendment No. 1 dated as of July 24, 1997 to Agreement and
                     Plan of Merger dated February 10, 1997 by and among MEDIQ Incorporated, PRN Merger Corporation and Universal Hospital Services, Inc.

      Exhibit 99.2 - Press Release dated July 24, 1997.

      Exhibit 99.3 - Press Release dated July 29, 1997.

                      MEDIQ INCORPORATED AND SUBSIDIARIES

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                         MEDIQ Incorporated
                                         ------------------
                                            (Registrant)

 July 31, 1997
 -------------
    (Date)


                                         /s/ Thomas E. Carroll
                                         ---------------------

                                         Thomas E. Carroll
                                         President & Chief Executive Officer